EXHIBIT 99.(a)(5)

Form of Proxy
+	+

1837-025-0

Reference Number	Card I.D.	Account Number

You can submit your proxy electronically at www.sharevote.co.uk using the above numbers.

I/We being (a) holder(s) of ordinary shares of 50p each in Scottish Power plc (“the Company”) hereby appoint the Chairman of the Meeting or

+		+
Insert the name of your Proxy in BLOCK CAPITALS

to act as my/our proxy at the Extraordinary General Meeting of the Company to be held at 10.30 am on Thursday 4 May 2006 and at any adjournment thereof. Please indicate with an “X” in the box below how you wish your vote to be cast in respect of the resolution to follow.

The ‘vote withheld’ option is provided to enable you to abstain on the resolution. However, it should be noted that a ‘vote withheld’ is not a vote in law and will not be counted in the calculation of the proportion of the votes ‘For’ and ‘Against’ the resolution.

Special Resolution	For	Against	Vote withheld
To approve (conditional on the admission of the New Ordinary Shares and the B Shares to the Official List of the Financial Services Authority and to trading on the London Stock Exchange plc’s main market for listed securities becoming effective) the Capital Reorganisation, the Return of Cash, the amendments to the Company’s Articles of Association and the amendments to the existing authorities to allot new shares, disapply pre-emption rights and to make market purchases of ordinary shares, each as described in the Circular to Shareholders dated 31 March 2006.	☐	☐	☐

Date	2006	Signature

+	+

Printed by RR Donnelley 34162

Attendance Card

Attendance Card for Meeting

The Extraordinary General Meeting will be held in the Holiday Inn, Glasgow City-West, Bothwell Street, Glasgow G2 7EN on Thursday 4 May 2006 at 10.30 am.

You or your proxy are/is entitled to attend the Company’s Extraordinary General Meeting. A plan of the location of the Holiday Inn is shown overleaf. If you wish to attend or be represented, you or your proxy should sign this Attendance Card and hand it in at the registration desk at the Meeting. If you have appointed a proxy (other than the Chairman of the Meeting), please tick the box marked “Proxy” below and hand this Attendance Card to that person. Where shares are held jointly, only the vote of the senior holder who tenders a vote will be valid. Seniority will be determined by the order in which the names appear in the Register of Members.

Signature	Proxy

Notes relating to the Form of Proxy

Registered shareholders who are unable to attend the meeting may appoint one or more proxies by completing and returning the Form of Proxy so as to be received by 10.30 am on Tuesday 2 May 2006. Postage has been paid. A proxy need not be a registered shareholder of the Company.

If you wish to appoint one or more directors of the Company or someone other than the Chairman as your proxy, you should delete the words “the Chairman of the Meeting or” and write your proxy’s name on the Form of Proxy.

Instruct your proxy to vote by marking the appropriate box next to the resolution. Details of the resolution are contained in the Notice of Meeting. Your proxy will have discretion to vote in respect of your total holding on the resolution, if you have not given specific instructions on how to vote and, unless instructed otherwise, on any other business which may properly come before the Meeting.

In the case of a corporation, the Form of Proxy should be executed under its common seal and/or the hand of a duly authorised officer or person.

In the case of joint holders, only one need sign. The vote of the senior holder who tenders a vote, whether in person or by proxy or (in the case of a corporation) by authorised representative, will alone be counted and for this purpose seniority will be determined by the order in which the names appear in the Register of Members in respect of the joint holding.

Return of this form will not prevent a registered shareholder from attending the Meeting and voting in person.

If you do not wish the Form of Proxy to be seen by anyone except the Company and the Registrar, you should post it in an envelope to Lloyds TSB Registrars, FREEPOST NAT6513, The Causeway, Worthing BN99 6RF.

You can submit your proxy electronically at www.sharevote.co.uk and to do this you will need to use the Reference Number, Card I.D. and Account Number which are given on the Form of Proxy. CREST members who wish to appoint a proxy or proxies through the CREST electronic proxy appointment service may do so by using the procedures described in the CREST manual.

CHEAPSIDE ST
M8
19
M8
WASHINGTON ST
BROOMIELAW A814
MCALPINE ST
CARRICK ST
BROWN ST
PITT ST
DOUGLAS ST
CADOGAN ST
BOTHWELL ST
WATERLOO ST
BLYTHSWOOD ST
YORK ST
ARGYLE ST
WEST CAMPBELL ST
ROBERTSON ST
WELLINGTON ST
OSWALD ST
ST VINCENT ST
WEST GEORGE ST
MIDLAND ST
HOPE ST
CLYDE ST
JAMAICA ST
UNION ST
GORDON ST
RENFIELD ST
WEST NILE ST
ST VINCENT PL
QUEEN ST
GEORGE ST
INGRAM ST
① Holiday Inn, Glasgow
② Queen Street Station
③ George Square
④ Central Station
P Car Park

Lloyds TSB Registrars
The Causeway
Worthing
BN99 6RF

RESPONSE LICENCE NO.
NAT 6513